For Immediate Release:  Financial and Business Editors . . . August 1, 2006

The Bank Holdings Raises $11.5 Million in Private Placement Common Stock Offering

(Reno, NV) . . . The Bank Holdings (NASDAQ: TBHS), parent holding company of Nevada Security Bank, today announced closure of its private placement offering issuing 678,740 shares of common stock and generating $11,538,580 in additional capital for the company. TBHS offered a minimum of 445,000 shares of common stock at a purchase price of $17.00 per share to a limited number of accredited investors. All shares purchased in the offering bear a restrictive legend as to the transferability of the shares. The offering price of the stock was determined by THBS after taking into consideration the prospects of TBHS and other criteria deemed relevant by management, including the limited transferability of the shares.

Proceeds from the private placement offering will be used in part to fund the cash portion of the merger consideration for the acquisition of NNB Holdings, Inc. If additional funds remain, they will be used for general corporate purposes of TBHS. THBS entered into a definitive agreement to acquire the parent company of Northern Nevada Bank, Reno, Nevada. Under the terms of the transaction, TBHS will merge with NNB Holdings, Inc. with TBHS as the surviving entity and Nevada Security Bank will also merge with Northern Nevada Bank with Nevada Security Bank as the surviving entity. The consummation of the transaction is conditioned upon shareholder and regulatory approvals with closing anticipated in the fourth quarter of 2006.

About The Bank Holdings

The Bank Holdings is the holding company for Nevada Security Bank. The bank was incorporated in February 2001 and opened for business on December 27, 2001 with initial capitalization of over $14 million. The bank currently has contributed capital of approximately $30 million and operates five branches; four in northern Nevada and one in Roseville, California, which is separately branded as Silverado Bank. An FDIC approved branch office in the vicinity of Rancho Cordova, California is scheduled to open during the third quarter of 2006. The President of the bank, David A. Funk, is a long-time banker and resident of the Reno area. The President of The Bank Holdings is Joseph Bourdeau, and Hal Giomi is the Chairman and Chief Executive Officer. The company also operates two subsidiary qualified exchange intermediary companies, Rocky Mountain Exchange, of Bozeman, Montana, and Granite Exchange, of Roseville, California. These companies were acquired during March, 2006 and perform tax- deferred property exchanges under Internal Revenue Code Section 1031.

The statements contained in this release that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the company. Readers are cautioned not to unduly rely on forward-looking statements. Actual results may differ from those projected. These forward looking statements involve risks and uncertainties concerning the health of the national, Nevada and California economies, the company’s abilities to attract and retain skilled employees, customers’ service expectations, the company’s ability to successfully deploy new technology and gain efficiencies therefrom, success of branch expansion, changes in interest rates, loan portfolio performance, and other factors detailed in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to publicly revise these forward looking statements to reflect subsequent events or circumstances.

The forgoing may be deemed to be offering materials of The Bank Holdings and NNB Holdings, Inc. in connection with The Bank Holdings’ proposed acquisition of NNB Holdings, Inc., on the terms and subject to the conditions in the definitive agreement between The Bank Holdings and NNB Holdings, Inc. Shareholders of NNB Holdings, Inc. and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which The Bank Holdings will file with the SEC in connection with the proposed merger, because it will contain important information about The Bank Holdings, NNB Holdings, Inc., the merger and related matters.  After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from The Bank Holdings and NNB Holdings, Inc. In addition to the proposed registration statement and proxy statement/prospectus, The Bank Holdings files annual, quarterly and special reports, proxy statement and other information with the SEC.

FOR ADDITIONAL INFORMATION,
Please review the Company’s filings with the SEC and/or CONTACT:

Hal Giomi, Chairman and Chief Executive Officer, or
Jack Buchold, Chief Financial Officer
The Bank Holdings, or www.thebankholdings.com
Nevada Security Bank or www.nevadasecuritybank.com
Mailing Address: P. O. Box 19579 (89511)
Physical Address: 9990 Double R. Blvd. (89521)
Reno, Nevada
Phone:  775-853-8600
FAX:    775-853-2056

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